                                    EXHIBIT 2

                             JOINT FILING AGREEMENT

      Pursuant to Rule 13d-1(f)(1)(iii), we the undersigned agree that this Statement on schedule 13G, to which this Joint Filing Agreement is attached as
Exhibit 2, is filed on behalf of each of us.

Dated: February 12, 1998

                             NAZEM & COMPANY III, L.P.

                             By: NAZEM & ASSOCIATES III, L.P.
                             Title: General Partner of Nazem & Company III, L.P.

                             By: /s/ Fred Nazem
                                --------------------------------
                                 Fred Nazem
                                 Managing General Partner of
                                 Nazem & Associates III, L.P.


                             NAZEM & ASSOCIATES III, L.P.

                             By: /s/ Fred Nazem
                                --------------------------------
                                 Fred Nazem
                                 Managing General Partner

                                /s/ Fred Nazem
                                --------------------------------
                                Fred Nazem

                                /s/ Paul Dali
                                --------------------------------
                                Paul Dali


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